      As filed with the Securities and Exchange Commission on January 14, 2002
                                                   REGISTRATION NO. 333 -
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                               EPIX MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            04-3030815
(State or other jurisdiction of                             (I.R.S.Employer
incorporation or organization)                             Identification No.)

                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                            TELEPHONE: (617) 250-6000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                                 MICHAEL D. WEBB
                             CHIEF EXECUTIVE OFFICER
                               EPIX MEDICAL, INC.
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------


                                    COPY TO:

                             WILLIAM T. WHELAN, ESQ.
                           MINTZ, LEVIN, COHN, FERRIS,
                             GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                               TEL: (617) 542-6000
                               FAX: (617) 542-2241

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-41782

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              --------------------

                         CALCULATION OF REGISTRATION FEE


===========================  ==============  ========================  ======================== ====================
TITLE OF EACH CLASS OF        AMOUNT TO BE        PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED    OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE (1)
---------------------------  --------------  ------------------------  ------------------------  --------------------
Common Stock, $ .01 par
value......................  556,098 shares           $12.50               $6,951,225               $1,662
===========================  ==============  ========================  ========================  ====================


(1) 3,000,000 shares were previously registered on a Registration Statement on Form S-3 (Registration No. 333-41782), for which a filing fee of $13,662 was previously paid with such Registration Statement. The Registrant has instructed a bank to transmit a wire transfer to the Securities and Exchange Commission (the "Commission") of the requisite fee for this Registration Statement, the Registrant will not revoke such instruction, and it has sufficient funds in the relevant account to cover the amount of the registration fee.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of Epix Medical, Inc. contemplated by a Registration Statement on Form S-3, Registration No. 333-41782 (the "Prior Registration Statement"), and is filed solely to increase the number of shares available for such offering by 556,098 shares. The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Cambridge, Massachusetts, on January 14, 2002.

                                              EPIX MEDICAL, INC.


                                              By: /s/ MICHAEL D. WEBB
                                                  -----------------------------
                                                  Michael D. Webb
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.


              SIGNATURES                                         TITLE                                 DATE
/s/  MICHAEL D. WEBB                               Chief Executive Officer                       January 14, 2002
--------------------------------------             (Principal Executive Officer)
Michael D. Webb

         *                                         Vice President of Finance                     January 14, 2002
--------------------------------------             and Administration and
Pamela E. Carey                                    Chief Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer)

         *                                         Chairman of the Board and                     January 14, 2002
--------------------------------------
Christopher F. O. Gabrieli                         Director


         *                                         Director                                      January 14, 2002
--------------------------------------
Stanley T. Crooke, M.D., Ph.D.


         *                                         Director                                      January  14, 2002
--------------------------------------
Randall B. Lauffer, Ph.D.


                                                   Director
--------------------------------------
Peter K. Wirth


         * By executing his name hereto, Michael D. Webb is signing this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


By: /s/  MICHAEL D. WEBB
    ------------------------------
         Michael D. Webb
         Attorney-in-Fact

                                  EXHIBIT INDEX

         All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-41782) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

EXHIBIT
NUMBER            DESCRIPTION

   5.1    -     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                with respect to the legality of securities being registered.

  23.1    -     Consent of Ernst & Young LLP.

  23.2    -     Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in Exhibit 5.1 to this Registration Statement on
                Form S-3).